                                                                     EXHIBIT 3.1


                [STATE OF DELWARE SECRETARY OF STATE LETTERHEAD]

         I, MICHAEL HARKINS, SECRETARY OF STATE OF THE STATE OF DELAWARE DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF A.H. BELO CORPORATION FILED IN THIS OFFICE ON THE SECOND DAY OF MARCH, A.D. 1987, AT 12 O'CLOCK P.M.


[DELAWARE SECRETARY OF STATE SEAL]       /s/ MICHAEL HARKINS
                                         -----------------------------------
                                         Michael Harkins, Secretary of State

                                         AUTHENTICATION: 1148366

          870610132                      DATE: 3/02/1987

                          CERTIFICATE OF INCORPORATION
                                       OF
                             A.H. BELO CORPORATION

                                  ARTICLE ONE

         The name of the corporation is A.H. Belo Corporation.

                                  ARTICLE TWO

         The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

                                 ARTICLE THREE

         The nature of the business or purpose to be conducted or promoted by the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                                  ARTICLE FOUR

         The aggregate number of shares of stock which the corporation shall have the authority to issue is 35,000,000 shares, of which 5,000,000 shares shall be Preferred Stock, par value $1.00 per share, and 30,000,000 shares shall be Common Stock, par value $1.67 per share.

         The following is a statement of the designations and the powers, preferences and rights, and the qualifications, limitations or restrictions thereof, in respect of the shares of Preferred Stock and Common Stock or any series of any class of stock of the corporation, and of the authority expressly granted hereby to the Board of Directors of the corporation to fix by resolution or resolutions any of such designations and powers, preferences and rights, and qualifications, limitations and restrictions thereof that may be desired but which shall not be fixed by this Certificate of Incorporation.

                 (A) Common Stock. The Board of Directors of the corporation is hereby expressly vested with authority to issue 30,000,000 shares of Common Stock, par value $1.67 per share, from time to time. Shares of Common Stock, upon issuance, shall be fully paid and nonassessable. Such dividends (payable in cash, stock or otherwise) as may be determined by the Board of Directors may be declared and paid on the Common Stock from time to time out of any funds legally available therefor. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the corporation, the remaining assets and funds of the corporation available for distribution to holders of Common Stock shall be distributed among the holders of the Common Stock according to their respective shares.

                 (B) Preferred Stock. The Board of Directors of the corporation is hereby expressly vested with authority to issue 5,000,000 shares of Preferred Stock, par value $1.00 per share, in series, and by filing a certificate of designations pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designations, powers, preferences, and rights of each such series and the qualifications, limitations or restrictions thereof. The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:

                  (a) The number of shares constituting that series and the distinctive designation of that series;

                  (b) The dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

                  (c) Whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

                  (d) Whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

                  (e) Whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or date upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

                  (f) Whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

                  (g) The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the relative rights of priority, if any, of payment of shares of that series;

                  (h) Any other relative rights, preferences and limitations of that series.

         Dividends on outstanding shares of Preferred Stock shall be paid or declared and set apart for payment before any dividends shall be paid or declared and set apart for payment on the shares of Common Stock with respect to the same dividend period.

         If upon any voluntary or involuntary liquidation, dissolution or winding up of the corporation, the assets available for distribution to holders of shares of Preferred Stock of all series shall be insufficient to pay such holders the full preferential amount to which they are entitled, then such assets shall be distributed ratably among the shares of all series of Preferred Stock in accordance with the respective preferential amounts (including unpaid cumulative dividends, if any) payable with respect thereto.

                  Shares of Preferred Stock which have been redeemed or converted, or which have been issued and reacquired in any manner and retired, shall have the status of authorized and unissued Preferred Stock and may be reissued by the Board of Directors as shares of the same or any other series, unless otherwise provided with respect to any series in the resolution or resolutions of the Board of Directors creating such series.

                  (C) General. The Board of Directors may in its discretion issue from time to time authorized but unissued shares for such consideration as it may determine, and holders of Common Stock and Preferred Stock shall have no preemptive rights, as such holders, to purchase any shares or securities of any class, including treasury shares, which may at any time be issued or sold or offered for sale by the corporation.

                  At each election of directors, every stockholder entitled to vote at any meeting shall have the right to vote, in person or by proxy, the number of shares owned by him for as many persons as there are directors to be elected. Cumulative voting of shares of stock of the corporation, whether Common Stock or Preferred Stock, is hereby prohibited.

                  The corporation shall be entitled to treat the person in whose name any share or other security is registered as the owner thereof, for all purposes, and shall not be bound to recognize any equitable or other claim to or interest in such share or other security on the part of any other person, whether or not the corporation shall have notice thereof.

                                  ARTICLE FIVE

           The name and mailing address of the sole incorporator is:

                 Guy H. Kerr
                 3600 RepublicBank Dallas Tower
                 Dallas, Texas 75201-3989

                                  ARTICLE SIX

         The number of directors constituting the initial Board of Directors is fourteen (14); however, hereafter the Bylaws of the corporation shall fix the number from time to time. The name and mailing address of each person who is to serve as a director until the first annual meeting of the stockholders or until a successor is elected and qualified are as follows:

               Name                                  Address
               ----                                  -------
         Robert W. Decherd                       5323 Falls Road
                                                 Dallas, Texas 75220

         James P. Sheehan                        6310 Meadowcreek Drive
                                                 Dallas, Texas  75240


         Ward L. Huey, Jr.                       4340 Rheims Place
                                                 Dallas, Texas  75205


         Burl Osborne                            7609 Southwestern Blvd.
                                                 Dallas, Texas  75225


         John W. Bassett, Jr.                    602 Rosemary Lane
                                                 Roswell, New Mexico  88201


         Joe M. Dealey                           4332 Arcady
                                                 Dallas, Texas  75205


         Dealey D. Herndon                       2903 Tarry Trail
                                                 Austin, Texas  78703


         Lester A. Levy                          12114 Vendome Place
                                                 Dallas, Texas  75230


         James M. Moroney, Jr.                   4425 Bordeaux
                                                 Dallas, Texas  75205


         Reece A. Overcash, Jr.                  P. O. Box 222822
                                                 Dallas, Texas  75222


         William H. Seay                         4512 Belclaire
                                                 Dallas, Texas  75205


         William T. Solomon                      3830 Windsor Lane
                                                 Dallas, Texas  75205


         Thomas B. Walker, Jr.                   4332 Belclaire
                                                 Dallas, Texas  75205


         J. McDonald Williams                    4004 Euclid
                                                 Dallas, Texas  75205

                                 ARTICLE SEVEN

         The corporation is to have perpetual existence.

                                 ARTICLE EIGHT

         The Board of Directors may exercise all such powers and do all such lawful acts and things as are not by statute, the Bylaws, or this Certificate of Incorporation directed or required to be exercised and done by the stockholders.

                                  ARTICLE NINE

         The initial Bylaws of the corporation shall be adopted by the Board of Directors. The power to alter, amend or repeal the corporation's Bylaws, and to adopt new Bylaws, is hereby vested in the Board of Directors, subject, however, to repeal or change by the affirmative vote of the holders of at least two-thirds of the outstanding shares entitled to vote thereon. Notwithstanding any other provisions of this Certificate of Incorporation, or any provision of law which might otherwise permit a lesser vote or no vote, the affirmative vote of the holders of at least two-thirds of the voting power of all of the then-outstanding shares of the voting stock, voting together as a single class, shall be required to alter, amend, or repeal this Article Nine.

                                  ARTICLE TEN

         The corporation reserves the right to amend, alter or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by law, and all rights conferred upon officers, directors, and stockholders herein are granted subject to this reservation.

                                 ARTICLE ELEVEN

         Except as otherwise provided in this Certificate of Incorporation, for purposes of Sections 251, 253, 271, 275, and 311 of the Delaware General Corporation Law (or any successor provisions of Delaware law), where applicable the affirmative vote of the holders of at least two-thirds, rather than a majority, of the outstanding stock, or any class or series thereof, entitled to vote in accordance therewith shall be required. Notwithstanding any other provisions of this Certificate of Incorporation, or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of voting stock required by law, this Certificate of Incorporation or any Preferred Stock Designation, the affirmative vote of the holders of at least two-thirds of the voting power of all of the then-outstanding shares of the voting stock, voting together as a single class, shall be required to alter, amend, or repeal this Article Eleven.

                                 ARTICLE TWELVE

         The stockholder vote required to approve Business Combinations (as hereinafter defined) shall be as set forth in this Article Twelve.

Section A.

         (1) Except as otherwise expressly provided in Section B of this Article Twelve:

                          (i) any merger or combination of the corporation or any Subsidiary (as hereinafter defined) with (a) any Interested Stockholder (as hereinafter defined), or (b) any other corporation (whether or not itself an Interested Stockholder) which is, or after such merger or consolidation would be, an Affiliate (as hereinafter defined) of an Interested Stockholder; or

                          (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any Interested Stockholder or any Affiliate of any Interested Stockholder of any assets of the corporation or any Subsidiary having an aggregate Fair Market Value (as hereinafter defined) of $25,000,000 or more; or

                          (iii) the issuance or transfer by the corporation or any Subsidiary (in one transaction or a series of transactions) of any securities of the corporation or any Subsidiary to any Interested Stockholder or any Affiliate of any Interested Stockholder in exchange for cash, securities or other property (or a combination thereof) having an aggregate Fair Market Value of $25,000,000 or more; or

                          (iv) the adoption of any plan or proposal for the liquidation or dissolution of the corporation proposed by or on behalf of any Interested Stockholder or any Affiliate of any Interested Stockholder; or

                          (v) any reclassification of securities (including any reverse stock split), or recapitalization of the corporation, or any merger or consolidation of the corporation with any of its Subsidiaries or any other transaction (whether or not with or into or otherwise involving any Interested Stockholder) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of the corporation or any Subsidiary which is directly or indirectly owned by any Interested Stockholder or any Affiliate of any Interested Stockholder;

         shall require the affirmative vote of the holders of at least eighty percent (80%) of all of the then outstanding shares of capital stock of the corporation entitled to vote generally in the election of directors (hereinafter in this Article Twelve referred to as the "Voting Stock"), voting together as a single class (it being understood that, for purposes of this Article Twelve, each share of Preferred Stock shall have the number of votes granted to it pursuant to any designation of the rights, powers and preferences of any class or series of Preferred Stock made pursuant to Article Four of this Certificate of Incorporation (a "Preferred Stock Designation"). Such affirmative vote shall be required notwithstanding any other provisions of this Certificate of Incorporation or any provision of law or of any agreement with any national securities exchange which might otherwise permit a lesser vote or no vote, but such affirmative vote shall be required in addition to any affirmative vote of the holders of any particular class or series of the Voting Stock required by law, this Certificate of Incorporation or any Preferred Stock Designation.

         (2) The term "Business Combination" as used in this Article Twelve shall mean any transaction which is referred to in any one or more of subparagraphs (i) through (v) of paragraph A(l).

         Section B. The provisions of Section A of this Article Twelve shall not be limited to any particular Business Combination, and a Business Combination shall require only such affirmative vote as is required by law, any other provision of this Certificate of Incorporation, any Preferred Stock Designation, or any agreement with any national securities exchange, if, in the case of a Business Combination that does not involve any cash or other consideration being received by the stockholders of the corporation solely in their respective capacities as stockholders of the corporation, the condition specified in the following paragraph B(l) is met, or, in the case of any other Business Combination, the conditions specified in either of the following paragraphs B(l) and B(2) are met:

         (1) The Business Combination shall have been approved by a majority of the Continuing Directors (as hereinafter defined), it being understood that this condition shall not be capable of satisfaction unless there is at least one Continuing Director; or

         (2)     All of the following conditions shall have been met:

                 (i) the consideration to be received by holders of shares of a particular class of outstanding Voting Stock shall be in cash or in the same form as the Interested Stockholder has paid for shares of such class of Voting Stock within the two-year period ending on and including the date on which the Interested Stockholder became an Interested Stockholder (the "Determination Date"). If within such two-year period the Interested Stockholder has paid for shares of any class of Voting Stock with varying forms of consideration, the form of consideration to be received per share by holders of shares of such class of Voting Stock shall be either cash or the form used to acquire the largest number of shares of such class of Voting Stock acquired by the Interested Stockholder within such two-year period.

                 (ii) the aggregate amount of the cash and the Fair Market Value, as of the date (the "Consummation Date") of the consummation of the Business Combination, of the consideration other than cash to be received per share by holders of Common Stock in such Business Combination shall be at least equal to the highest of the following (it being intended that the requirements of this paragraph B(2)(ii) shall be required to be met with respect to all shares of Common

         Stock outstanding whether or not the Interested Stockholder has previously acquired any shares of Common Stock):

                         (a) (if applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by the Interested Stockholder for any shares of Common Stock acquired by it within the two-year period immediately prior to the first public announcement of the proposal of the Business Combination
                 (the "Announcement Date"), or in the transaction in which it became an Interested Stockholder, whichever is higher; plus interest compounded annually from the Determination Date through the Consummation Date at the prime rate of interest of InterFirst Bank Dallas, N.A., Dallas, Texas (or such other major bank headquartered in the City of Dallas as may be selected by the Continuing Directors) from time to time in effect in the City of Dallas, less the aggregate amount of any cash dividends paid, and the Fair Market Value of any dividends paid in form other than cash, on each share of Common Stock from the Determination Date through the Consummation Date in an amount up to but not exceeding the amount of interest so payable per share of Common Stock; or

                         (b) the Fair Market Value per share of Common Stock on the Announcement Date or on the Determination Date, whichever is higher; or

                         (c) (if applicable) the price per share equal to the Fair Market Value per share of the Common Stock determined pursuant to paragraph B(2)(ii)(b) above, multiplied by the ratio of (1) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers'
                 fees) paid by the Interested Stockholder for any shares of Common Stock acquired by it within the two-year period immediately prior to the Announcement Date to (2) the Fair Market Value per share of Common Stock on the first day in such two-year period upon which the Interested Stockholder acquired any shares of Common Stock; or

                         (d)      an amount per share determined by
                 multiplying the earnings per share of Common Stock for the four full consecutive fiscal quarters of the corporation immediately preceding the Consummation Date of such Business Combination by the then price/earnings multiple (if any) of such Interested Stockholder as customarily computed and reported in the financial community; provided, that for the purposes of this paragraph B(2)(ii)(d), if more than one person constitutes the Interested Stockholder involved in the Business Combination, the price/earnings multiple (if any) of the person having the highest price/earnings multiple shall be used for the computation in this paragraph B(2)(ii)(d).

        (iii) the aggregate amount of the cash and the Fair Market Value as of the Consummation Date of the Business Combination of consideration other than cash to be received per share by holders of shares of any other class of outstanding Voting Stock shall be at least equal to the highest of the following (it being intended that the requirements of this paragraph B(2)(iii) shall be required to be met with respect to every class of outstanding Voting Stock whether or not the Interested Stockholder has previously acquired any shares of a particular class of Voting Stock):

                         (a) (if applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by the Interested Stockholder for any shares of such class of Voting Stock acquired by it within the two-year period immediately prior to the Announcement Date or in the transaction in which it became an Interested Stockholder, whichever is higher, plus interest compounded annually from the Determination Date through the Consummation Date at the prime rate of interest of InterFirst Bank Dallas, N.A., Dallas, Texas (or such other major bank headquartered in the City of Dallas as may be selected by the Continuing Directors) from time to time in effect in the City of Dallas, less the aggregate amount of any cash dividends paid and the Fair Market Value of any dividends paid in form other than cash, on each share of Voting Stock from the Determination Date through the Consummation Date in an amount up to but not exceeding the amount of interest so payable per share of Voting Stock; or

                         (b) (if applicable) the highest preferential amount per share to which the holders of shares of such class of Voting Stock are entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of the corporation; or

                         (c) the Fair Market Value per share of such class of Voting Stock on the Announcement Date or on the Determination Date, whichever is higher; or

                         (d) (if applicable) the price per share equal to the Fair Market Value per share of such class of Voting Stock determined pursuant to paragraph B(2)(ii)(c) above, multiplied by the ratio of (1) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by the Interested Stockholder for any shares of such class of Voting Stock acquired by it within the two-year period immediately prior to the Announcement Date to (2) the Fair Market Value per share of such class of Voting Stock on the first day in such two-year period upon which the Interested Stockholder acquired any shares of such class of Voting Stock.

         (iv) After such Interested Stockholder has become an Interested Stockholder and prior to the Consummation Date of such Business Combination:
(a) except as approved by a majority of the Continuing

         Directors, there shall have been no failure to declare and pay at the regular date therefor any full quarterly dividends (whether or not cumulative) on the outstanding Preferred Stock, if any, (b) there shall have been (1) no reduction in the annual rate of dividends paid on the Common Stock (except as necessary to reflect any subdivision of the Common Stock), except as approved by a majority of the Continuing Directors, and (2) an increase in such annual rate of dividends as necessary to reflect any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction which has the effect of reducing the number of outstanding shares of Common Stock, unless the failure so to increase such annual rate is approved by a majority of the Continuing Directors, and (c) such Interested Stockholder shall have not become the beneficial owner of any additional shares of Voting Stock except as part of the transaction which results in such Interested Stockholder becoming an Interested Stockholder.

                 (v) After such Interested Stockholder has become an Interested Stockholder, such Interested Stockholder shall not have received the benefit, directly or indirectly (except proportionately as a stockholder), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantage provided by the corporation, whether in anticipation of or in connection with such Business Combination or otherwise.

                 (vi) A proxy or information statement describing the proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (or any subsequent provisions replacing such Act, rules or regulations) shall be mailed to public stockholders of the corporation at least thirty (30) days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to such Act or subsequent provisions).

         Section C. For the purposes of this Article Twelve:

         (1) A "person" shall mean any individual, firm, corporation, or other entity.

         (2) "Interested Stockholder" shall mean any person (other than the corporation or any Subsidiary and other than any one or a group or more than one Continuing Director) who or which:

                 (i) is the beneficial owner, directly or indirectly, of more than ten per cent of the voting power of the outstanding Voting Stock; or

                 (ii) is an Affiliate of the corporation and at any time within the two-year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of ten per cent or more of the voting power of the then-outstanding Voting Stock; or

                  (iii) is an assignee of or has otherwise succeeded to any shares of the Voting Stock which were at any time within the two-year period immediately prior to the date in question beneficially owned by any Interested Stockholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933.

         For the purposes of determining whether a person is an Interested Stockholder pursuant to paragraph C(2) immediately above, the number of shares of Voting Stock deemed to be outstanding shall include shares deemed owned through application of paragraph C(3) below, but shall not include any other shares of Voting Stock which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

         (3) A person shall be a "beneficial owner" of any Voting Stock which:

                 (i) such person or any of its Affiliates or Associates (as hereinafter defined) beneficially owns, directly or indirectly; or

                 (ii) such person or any of its Affiliates or Associates has (a) the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (b) the right to vote pursuant to any agreement, arrangement or understanding; or

                 (iii) is beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Voting Stock.

         (4) "Affiliate" or "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on February 22, 1984.

         (5) "Subsidiary" means any corporation of which a majority of any class of equity securities is owned, directly or indirectly, by the corporation; provided, however, that for the purposes of the definition of Interested Stockholder set forth in paragraph C(2) the term "Subsidiary" shall mean only a corporation of which a majority of each class of equity securities is owned, directly or indirectly, by the corporation.

         (6) "Continuing Director" means any member of the Board of Directors of the corporation (the "Board") who is unaffiliated with the Interested Stockholder and was a member of the Board prior to the time that the Interested Stockholder became an Interested Stockholder, and any successor of a Continuing Director who is unaffiliated with the Interested Stockholder and is recommended to succeed a Continuing Director by a majority of the Continuing Directors then on the Board.

         (7) "Fair Market Value" means: (i) in the case of stock, the highest closing price during the 30-day period immediately preceding the date in question of a share of such stock on the Composite Tape for New York Stock Exchange-Listed Stocks, or, if such stock is not quoted on the Composite Tape, on the New York Stock Exchange, or if such stock is not listed on such Exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing bid quotation with respect to a share of such stock during the 30-day period preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotations System or any system then in use or, if no such quotations are available, the Fair Market Value on the date in question of a share of such stock as determined by the Board in good faith; and (ii) in the case of property other than cash or stock, the Fair Market Value of such property on the date in question as determined by the Board in good faith.

         (8) In the event of any Business Combination in which the corporation survives, the phrase "consideration other than cash to be received" as used in paragraphs B(2)(ii) and B(2)(iii) of this Article Twelve shall include the shares of Common Stock and/or the shares of any other class of outstanding Voting Stock retained by the holders of such shares.

         Section D. A majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such determination as is hereinafter in this Section D specified to be made by the Board) shall have the power to determine, on the basis of information known to them after reasonable inquiry, all facts necessary to determine compliance with this Article Twelve, including, without limitation, (1) whether a person is an Interested Stockholder, (2) the number of shares of Voting Stock beneficially owned by any person, (3) whether a person is an Affiliate or an Associate of another, (4) whether the applicable conditions set forth in paragraph B(2) have been met with respect to any Business Combination, and (5) whether the assets which are the subject of any Business Combination referred to in paragraph A(l)(ii) have, or the consideration to be received for the issuance or transfer of securities by the corporation or any Subsidiary in any Business Combination referred to in paragraph A(l)(iii) has, an aggregate Fair Market Value of $25,000,000 or more.

         Section E. Nothing contained in this Article Twelve shall be construed to relieve any Interested Stockholder from any fiduciary obligation imposed by law.

         Section F. Notwithstanding any other provisions of this Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the Voting Stock required by law, this Certificate of Incorporation or any Preferred Stock Designation, the affirmative vote of the holders of at least 80% of the voting power of all of the then-outstanding shares of the Voting Stock, voting together as a single class, shall be required to alter, amend or repeal this Article Twelve.

                                ARTICLE THIRTEEN

         Meetings of stockholders may be held within or without the State of Delaware as the Bylaws may provide. Elections of directors need not be by written ballot.

                                ARTICLE FOURTEEN

         No action required to be taken or which may be taken at any annual or special meeting of stockholders of the corporation may be taken without a meeting, and the power of stockholders to consent in writing, without a meeting, to the taking of any action is specifically denied.

                                ARTICLE FIFTEEN

         No director of the corporation shall be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of the foregoing provisions of this Article Fifteen by the stockholders of the corporation shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.

         THE UNDERSIGNED, being the sole incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, does make this Certificate of Incorporation, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly I have hereunto set my hand this 25th day of February, 1987.

                                        /s/ GUY H. KERR
                                        -------------------------
                                        Guy H. Kerr

THE STATE OF TEXAS

COUNTY OF DALLAS


         BEFORE ME, the undersigned authority, on this day personally appeared Guy H. Kerr, known to me to be the person whose name is subscribed to the foregoing instrument, and being by me first duly sworn, declared to me that the statements therein contained are true and correct and that he executed the same as his act and deed for purposes and consideration therein expressed.

         GIVEN UNDER MY HAND AND SEAL OF OFFICE this the 25th day of February, 1987.

                                        /s/ MARY ANN HENDRIX
                                        -----------------------------------
(SEAL)                                  Notary Public in and for Dallas
                                        County, Texas

My Commission Expires

July 11, 1987
- -------------------------